Exhibit 99.1
UNITED HOMES GROUP, INC. REPORTS 2023 THIRD QUARTER RESULTS
Third Quarter 2023 Highlights
•283 homes closed, resulting in revenue, net of sales discounts, of $87.7 million
•Average sale price ("ASP") of production-built homes was approximately $316,000 compared to $315,000 in Q3 2022
•272 net new home orders in Q3 2023 compared to 175 net new home orders in Q3 2022 and 118 net new home orders in October 2023.
•Current active community count of 63
•8,635 lots owned or controlled by the Company or affiliates as of September 30, 2023
•Available liquidity of $130.0 million as of September 30, 2023, comprised of $81.2 million of cash and $48.8 million of undrawn revolver capacity under our credit facility
•Expanded into the Raleigh, North Carolina market through acquisition of Herring Homes
•Subsequent to Q3 2023, closed on the acquisition of Rosewood Communities, expanding presence in the Greenville and Clemson, South Carolina markets
COLUMBIA, SC., November 9, 2023 / United Homes Group, Inc. (the “Company”) (NASDAQ: UHG) today announced results for the third quarter ended September 30, 2023.
Third Quarter 2023 Operating Results
For the third quarter 2023, net income was $150.8 million, or $2.35 per diluted share, which included change in fair value of derivative liabilities of $149.7 million, predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period. The earnout consideration would be paid in common shares upon reaching certain stock price hurdles. The Company is required to record the non-cash fair value of this earnout as derivative liabilities on the condensed consolidated balance sheets and to record changes in fair value of derivative liabilities on the condensed consolidated statements of operations, in each case until UHG shares reach certain predetermined values or expiration of the five year earnout period. Excluding the derivative liability, our adjusted book value1 was $93.3 million. Net income for the third quarter 2022 was $15.7 million, or $0.40 per diluted share.

“United Homes Group posted year-over-year net new order growth of 55% and achieved sequential improvement to adjusted gross profit margin2 during the third quarter 2023," said Michael Nieri, Chief Executive Officer of United Homes Group, “We also closed two strategic acquisitions since our last earnings release, entering the Raleigh market and expanding our footprint in the Greenville and Clemson markets. We intend to remain focused on additional strategic opportunities that meet our underwriting criteria and fit within our organizational framework.”

Mr. Nieri concluded, “Despite recent volatility in rates, we still believe there are attractive opportunities for homebuilders due to a massive supply shortage in the home market, and we are excited about what the future holds for our company.”
Revenues for the third quarter 2023 were $87.7 million, compared to $111.0 million in the third quarter 2022. Home closings during the third quarter 2023 were 283 compared to 343 in the third quarter 2022. Net new home orders during the third quarter 2023 were 272 compared to 175 in the third quarter 2022 and net new home orders were 118 in October 2023. ASP of 268 production-built homes (which excludes 15 general contractor and build-for-rent homes) closed during the third quarter 2023 was approximately $316,000, compared to $315,000 during the third quarter 2022 for 336 production-built homes (which excludes seven general contractor and build-for-rent homes), representing a 0.4% increase.
Gross profit margin during the third quarter of 2023 was 19.8% compared to 26.1% during the third quarter 2022. Adjusted gross profit margin in the third quarter 2023 was 22.1%, compared to 27.5% in the third quarter 2022. UHG’s year-over-year decline in both gross profit margin and adjusted gross profit margin can be largely attributable to UHG offering attractive sales incentives to homebuyers as well as and selling its remaining inventory that was constructed with higher lumber costs.
1 Adjusted book value is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
2 Adjusted gross profit margin is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Selling, general and administrative expenses ("SG&A") as a percentage of revenues was 15.5% in the third quarter 2023, which included $1.1 million of stock-based compensation and $385,180 of transaction related expenses. Excluding these stock-based compensation and transaction related expenses, Adjusted SG&A3 for the third quarter 2023 was 13.8% of revenues.
Adjusted EBITDA4 during the third quarter 2023 was $8.8 million compared to $18.0 million during the third quarter 2022. This decrease is largely related to fewer closings and lower gross margins as described above.
Nine Months Ended September 30, 2023 Operating Results
Net income was $191.7 million, or $3.61 per diluted share, which included change in fair value of derivative liabilities of $185.0 million predominantly due to changes in fair value on potential earn-out consideration due to fluctuation in the stock price during the measurement period. Net income for the nine months ended September 30, 2022 was $58.6 million, or $1.66 per diluted share.
For the nine months ended September 30, 2023, revenues were $304.6 million, compared to $362.0 million in the same period of fiscal 2022. Home closings for the nine months ended September 30, 2023 were 996 compared to 1,216 for the nine months ended September 30, 2022. Net new home orders for the nine months ended September 30, 2023 were 1,002 compared to 988 for the nine months ended September 30, 2022.
Gross profit margin for the nine months ended September 30, 2023 was 19.1% compared to 26.9% during the same period of fiscal 2022. Adjusted gross profit margin for the nine months ended September 30, 2023 was 21.2%, compared to 27.7% for the nine months ended September 30, 2022. This reduction in both gross profit margin metrics is largely attributable to the Company offering attractive sales incentives to homebuyers as well as selling its remaining inventory that was constructed with higher lumber costs.

Adjusted EBITDA for the nine months ended September 30, 2023 was $30.4 million compared to $65.1 million during the same period of fiscal 2022.
Business Acquisitions

Herring Homes Acquisition

In August 2023, UHG entered the Raleigh, North Carolina market through the acquisition of selected assets of Herring Homes, LLC (“Herring Homes”) for a purchase price of $2.2 million in cash. UHG recognized the excess purchase price over the fair value of the net assets acquired as goodwill of $0.5 million. The remaining basis of approximately $1.7 million is primarily comprised of the fair value of 12 acquired developed lots and lot purchase agreement deposits with limited other assets and liabilities. Subsequent to the acquisition, UHG acquired 50 lots for a fair value of $4.9 million in the Raleigh, North Carolina market.

Rosewood Communities Acquisition

On October 25, 2023 (“the Closing Date”), the Company completed the acquisition of 100% of the common stock of Rosewood Communities, Inc (“Rosewood”) (the “Rosewood Acquisition”). The purchase price for the Rosewood Acquisition consisted of (a) cash at the closing in the amount of $13.0 million, subject to a customary post-closing adjustment based on the closing book value of Rosewood as of the Closing Date, (b) a warranty reserve of $0.3 million to be used to satisfy Rosewood warranty claims, and (c) the potential future payment of an earnout generally equal to 25% of EBITDA attributable to Rosewood’s business through December 31, 2025. In addition, the Company paid off approximately $10.0 million of liabilities of Rosewood. The acquisition is expected to expand UHG’s existing footprint in the Greenville and Clemson, South Carolina markets.
3 Adjusted SG&A is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”
4 Adjusted EBITDA is a non-GAAP financial measure. See “Reconciliation of Non-GAAP Financial Measures.”

Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 8:00 a.m. Eastern Time on Friday, November 10, 2023.   Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at www.unitedhomesgroup.com. Listeners should log into the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at 888-259-6580, or 416-764-8624 for international participants, Conference ID: 98840414. Those dialing in should do so at least ten minutes prior to the start of the call. An archive of the webcast will also be available on the Company’s website.
About United Homes Group, Inc.
UHG is a publicly traded residential builder headquartered in Columbia, SC. The company focuses on southeastern markets with 63 active communities in South Carolina, North Carolina and Georgia.
UHG employs a land-light operating strategy with a focus on the design, construction and sale of entry-level, first move up and second move up single-family houses. UHG currently designs, builds and sells detached single-family homes, and, to a lesser extent, attached single-family homes, including duplex homes and town homes in three major market regions in South Carolina: Midlands, Upstate, and Coastal, and also has a presence in Georgia and North Carolina. UHG seeks to operate its homebuilding business in high-growth markets, with substantial in-migrations and employment growth.
Under its land-light lot operating strategy, UHG controls its supply of finished building lots through lot purchase agreements with third parties including its Land Development Affiliates, which provide UHG with the right to purchase finished lots after they have been developed by the applicable third party. This land-light operating strategy provides UHG with the ability to amass a pipeline of lots without the same risks associated with acquiring and developing raw land.
As UHG reviews potential geographic markets into which it could expand its homebuilding business, either organically or through strategic acquisitions, it intends to focus on selecting markets with positive population and employment growth trends, favorable migration patterns, attractive housing affordability, low state and local income taxes, and desirable lifestyle and weather characteristics.
Forward-Looking Statements
Certain statements contained in this earnings release, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “continue,” or other similar words.
Any such forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which we operate, and beliefs of, and assumptions made by, our management and involve uncertainties that could significantly affect our financial results. Such statements include, but are not limited to, statements about our future financial performance, strategy, expansion plans, future operations, future operating results, estimated revenues, losses, projected costs, prospects, plans and objectives of management. Such statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those projected or anticipated, including, without limitation:

•disruption in the terms or availability of mortgage financing or an increase in the number of foreclosures in our markets;
•volatility and uncertainty in the credit markets and broader financial markets;
•a slowdown in the homebuilding industry or changes in population growth rates in our markets;
•shortages of, or increased prices for, labor, land or raw materials used in land development and housing construction, including due to changes in trade policies;
•material weaknesses in our internal control over financial reporting that we have identified, which, if not corrected, could affect the reliability of our consolidated financial statements;

•our ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;
•our ability to execute our business model, including the success of our operations in new markets and our ability to expand into additional new markets;
•our ability to successfully integrate homebuilding operations that we acquire;
•delays in land development or home construction resulting from natural disasters, adverse weather conditions or other events outside our control;
•changes in applicable laws or regulations;
•the outcome of any legal proceedings;
•our ability to continue to leverage our land-light operating strategy;
•the ability to maintain the listing of our securities on Nasdaq or any other exchange; and
•the possibility that we may be adversely affected by other economic, business or competitive factors.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and are not intended to be a guarantee of our performance in future periods. We cannot guarantee the accuracy of any such forward-looking statements contained in this release, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
For further information regarding other risks and uncertainties associated with our business, and important factors that could cause our actual results to vary materially from those expressed or implied in such forward-looking statements, please refer to the factors listed and described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Risk Factors” sections of the documents we file from time to time with the U.S. Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K and our quarterly reports on Form 10-Q, copies of which may be obtained from our website at https://ir.unitedhomesgroup.com/financials/sec-filings/default.aspx
Investor Relations Contact:
Drew Mackintosh
drew@mackintoshir.com
Mobile:  310-924-9036
Media Contact:
Allen Hutto
allenhutto@greatsouthernhomes.com
Mobile:  803-665-2764

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2023 and DECEMBER 31, 2022 (UNAUDITED)

	September 30, 2023	December 31, 2022(2)
ASSETS
Cash and cash equivalents	$81,243,705	$12,238,835
Accounts receivable, net	1,917,322	1,976,334
Inventories:
Homes under construction and finished homes	108,821,016	163,997,487
Developed lots	23,725,065	16,205,448
Due from related party	77,333	1,437,235
Related party note receivable	628,832	—
Income tax receivable	4,742,415	—
Lot purchase agreement deposits	24,605,584	3,804,436
Investment in joint venture	1,116,491	186,086
Property and equipment, net	643,354	1,385,698
Operating right-of-use assets	719,595	1,001,277
Prepaid expenses and other assets	8,582,333	6,112,044
Total Assets	$256,823,045	$208,344,880

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$27,313,718	$22,077,240
Homebuilding debt and other affiliate debt	62,196,208	120,797,006
Operating lease liabilities	723,269	1,001,277
Other accrued expenses and liabilities	4,947,404	5,465,321
Deferred tax liability	798,276	—
Derivative liabilities	58,541,934	—
Convertible note payable	67,574,708	—
Total Liabilities	222,095,517	149,340,844

Commitments and contingencies (Note 12)

Class A common stock, $0.0001 par value; 350,000,000 shares authorized; 11,382,296 and 373,473 shares issued and outstanding on September 30, 2023, and December 31, 2022, respectively. (1)	1,137	37
Class B common stock, $0.0001 par value; 60,000,000 shares authorized; 36,973,877 shares issued and outstanding on September 30, 2023, and December 31, 2022, respectively. (1)	3,697	3,697
Preferred Stock, $0.0001 par value; 40,000,000 shares authorized; none issued or outstanding.	—	—
Additional paid-in capital (1)	1,783,014	1,422,630
Retained Earnings (1)	32,939,680	57,577,672
Total Stockholders' equity (1)	34,727,528	59,004,036
Total Liabilities and Stockholders' equity	$256,823,045	$208,344,880
(1)Retroactively restated as of December 31, 2022 for the Reverse Recapitalization as a result of the Business Combination
(2)The Condensed Consolidated Balance Sheet as of December 31, 2022 (“Legacy UHG financial statements”) has been prepared from Legacy UHG’s historical financial records and reflect the historical financial position of Legacy UHG for the period presented on a carve-out basis in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The Legacy UHG financial statements present historical information and results attributable to the homebuilding operations of Great Southern Homes, Inc.

UNITED HOMES GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022 (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue, net of sales discounts	$87,728,091	$111,046,233	$304,646,422	$361,951,774
Cost of sales	70,317,796	82,107,334	246,540,874	264,730,624
Gross profit	17,410,295	28,938,899	58,105,548	97,221,150

Selling, general and administrative expense	13,629,713	13,266,455	46,652,432	38,892,250
Net income from operations	$3,780,582	$15,672,444	$11,453,116	$58,328,900

Other (expense) income, net	(1,199,140)	49,513	(3,291,755)	312,991
Equity in net earnings (losses) from investment in joint venture	293,923	(49,000)	930,405	(49,000)
Change in fair value of derivative liabilities	149,703,161	—	184,981,652	—
Income before taxes	$152,578,526	$15,672,957	$194,073,418	$58,592,891
Income tax expense	(1,735,839)	—	(2,372,300)	—
Net income	$150,842,687	$15,672,957	$191,701,118	$58,592,891

Basic and diluted earnings per share
Basic	$3.12	$0.42	$4.29	$1.68
Diluted	$2.35	$0.40	$3.61	$1.66

Basic and diluted weighted-average number of shares (1)
Basic	48,356,057	37,347,350	44,723,915	34,884,887
Diluted	64,806,024	38,709,652	54,155,557	35,371,321
(1)Retroactively restated for the three and nine months ending September 30, 2022 for the Reverse Recapitalization as a result of the Business Combination

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 and 2022 (UNAUDITED)

Adjusted gross profit is a non-GAAP financial measure used by management of UHG as a supplemental measure in evaluating operating performance. UHG defines adjusted gross profit as gross profit excluding the effects of capitalized interest expensed in cost of sales and non-recurring remediation costs. UHG’s management believes adjusted gross profit provides useful information to investors because it separates the impact that capitalized interest expensed in cost of sales has on gross profit to provide a more specific measurement of UHG’s gross profits. However, because adjusted gross profit information excludes capitalized interest expensed in cost of sales, which has real economic effects and could impact UHG’s results of operations, the utility of adjusted gross profit information as a measure of UHG’s operating performance may be limited. Other companies may not calculate adjusted gross profit information in the same manner that UHG does. Accordingly, adjusted gross profit information should be considered only as a supplement to gross profit information as a measure of UHG’s performance.

The following table presents a reconciliation of adjusted gross profit to the GAAP financial measure of gross profit for each of the periods indicated.

	Three Months Ended September 30		Nine Months Ended September 30
	2023	2022	2023	2022
Revenue, net of sales discounts	$87,728,091	$111,046,233	$304,646,422	$361,951,774
Cost of sales	70,317,796	82,107,334	246,540,874	264,730,624
Gross profit	$17,410,295	$28,938,899	$58,105,548	$97,221,150
Interest expense in cost of sales	1,531,318	1,581,296	6,078,117	3,166,565
Non-recurring remediation costs	447,327	—	447,327	—
Adjusted gross profit	$19,388,940	$30,520,195	$64,630,992	$100,387,715
Gross profit %(a)	19.8%	26.1%	19.1%	26.9%
Adjusted gross profit %(a)	22.1%	27.5%	21.2%	27.7%
______________________________
(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 and 2022 (UNAUDITED)

Earnings before interest, taxes, depreciation and amortization, or EBITDA, and adjusted EBITDA are supplemental non-GAAP financial measures used by management of UHG. UHG defines EBITDA as net income before (i) capitalized interest expensed in cost of sales, (ii) interest expensed in other (expense) income, net, (iii) depreciation and amortization, (iv) taxes. UHG defines adjusted EBITDA as EBITDA before stock-based compensation expense, transaction cost expense, non-recurring remediation costs and change in fair value of derivative liabilities. Management of UHG believes EBITDA and adjusted EBITDA provide useful information to investors because they enable a more effective evaluation of UHG’s operating performance and allow comparison of UHG’s results of operations from period to period without regard to UHG’s financing methods or capital structure or other items that impact comparability of financial results from period to period such as fluctuations in interest expense or effective tax rates, levels of depreciation or amortization, or unusual items. EBITDA and adjusted EBITDA should not be considered as alternatives to, or more meaningful than, net income or any other measure as determined in accordance with GAAP. UHG’s computations of EBITDA and adjusted EBITDA may not be comparable to EBITDA or adjusted EBITDA of other companies.

The following table presents a reconciliation of EBITDA and adjusted EBITDA to the GAAP financial measure of net income for each of the periods indicated.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$150,842,687	$15,672,957	$191,701,118	$58,592,891
Interest expense in cost of sales	1,531,318	1,581,296	6,078,117	3,166,565
Interest expense in other (expense) income, net	2,039,512	—	5,458,821	—
Depreciation and amortization	381,917	89,667	848,693	264,884
Taxes	1,766,398	(7,712)	2,404,242	(52,018)
EBITDA	$156,561,832	$17,336,208	$206,490,991	$61,972,322
Stock-based compensation expense	1,106,014	51,116	6,015,700	1,372,626
Transaction cost expense	385,180	605,517	2,451,298	1,769,411
Non-recurring remediation costs	447,327	—	447,327	—
Change in fair value of derivative liabilities	(149,703,161)	—	(184,981,652)	—
Adjusted EBITDA	$8,797,192	$17,992,841	$30,423,664	$65,114,359
EBITDA margin(a)	178.5%	15.6%	67.8%	17.1%
Adjusted EBITDA margin(a)	10.0%	16.2%	10.0%	18.0%
______________________________
(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
Continued
Adjusted selling, general and administrative expense, or adjusted SG&A, is a supplemental non-GAAP financial measure used by management of UHG. UHG defines adjusted SG&A as SG&A, excluding the effects of stock-based compensation expense and transaction cost expense. Management of UHG believes adjusted SG&A provides useful information to investors because it enables an alternative assessment of the Company's operating results in a manner that is focused on its operating performance.

The following table presents a reconciliation of Adjusted SG&A to the GAAP financial measure of SG&A for the three months ended September 30, 2023.

Three Months Ended September 30,
2023
Selling, general and administrative expense	$13,629,713
Stock-based compensation expense	(1,106,014)
Transaction cost expense	(385,180)
Adjusted SG&A	$12,138,519
SG&A %(a)	15.5%
Adjusted SG&A %(a)	13.8%
______________________________
(a) Calculated as a percentage of revenue

UNITED HOMES GROUP, INC
GAAP TO NON-GAAP RECONCILIATIONS
Continued

Adjusted book value is a supplemental non-GAAP financial measure used by management of UHG. UHG defines adjusted book value as total stockholders' equity (book value), excluding the effect of derivative instruments. Management of UHG believes Adjusted book value is useful to investors because it excludes the impact of fair value adjustments on derivative instruments which are not expected to result in economic gain or loss.

The following table presents a reconciliation of adjusted book value to the GAAP financial measure of total stockholders' equity for the period indicated.

		September 30, 2023
Total Stockholders' equity		$34,727,528
Contingent earnout liability	50,989,047
Derivative private placement warrant liability	2,046,998
Derivative public warrant liability	5,261,250
Derivative stock option liability	244,639
Total Derivative liabilities		58,541,934
Adjusted Book Value		$93,269,462

UNITED HOMES GROUP, INC
OPERATIONAL METRICS BY MARKET
$’s in millions

	Three Months Ended September 30,
	2023		2022		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	22	50	34	62	-35%	-19%
Midlands	155	157	96	174	61%	-10%
Upstate	95	76	45	107	111%	-29%
Total	272	283	175	343	55%	-17%

	As of September 30, 2023		As of September 30, 2022		Period Over Period % Change
Market	Backlog Inventory[5]	Backlog Value	Backlog Inventory	Backlog Value	Backlog Inventory	Backlog Value
Coastal	22	$7.3	89	$30.7	-75%	-76%
Midlands	168	$54.6	242	$72.4	-31%	-25%
Upstate	92	$24.0	60	$20.4	53%	18%
Total	282	$85.9	391	$123.5	-28%	-30%

	Nine Months Ended September 30,
	2023		2022		Period Over Period % Change
Market	Net New Orders	Closings	Net New Orders	Closings	Net New Orders	Closings
Coastal	131	188	125	164	5%	15%
Midlands	597	574	578	704	3%	-18%
Upstate	274	234	285	348	-4%	-33%
Total	1,002	996	988	1,216	1%	-18%
5 Backlog inventory consists of homes that are under a sales contract but have not closed.